First Amendment

To

General Partnership Agreement

This First Amendment to General Partnership Agreement (the "Amendment") is made and entered into, effective as of March 30, 2012 (the "Effective Date"), by and among EnerJex Resources, Inc., a Nevada corporation ("EnerJex"), Viking Energy Partners, LLC, a Texas limited liability company ("Viking"); and FL Oil Holdings, LLC, a Florida limited liability company ("FL Oil" and, together with Viking, individually an "Investor Partner" and together the "Investor Partners"), with reference to the following facts:

Recitals:

A. The Partners are the sole Partners of Rantoul Partners, a Delaware general partnership (the "Partnership"), which was formed and exists pursuant to that certain General Partnership Agreement by and among the Partners dated as of December 14, 2012 (the "Partnership Agreement").

B. EnerJex has complied with Section 3.2(e) of the Partnership Agreement to the satisfaction of the Investor Partners.

C. Under Section 3.2(b)(i) of the Partnership Agreement, FL Oil was obligated to make a Capital Contribution to the Partnership on March 1, 2012.

D. FL Oil (i) did not make its Capital Contribution that was due on March 1, 2012, and therefore is now an Opt-Out Partner under the Partnership Agreement and is no longer entitled to make further Capital Contributions with respect to the Rantoul Project Assets, and (ii) also has advised the other Partners that FL Oil is waiving and relinquishing its right under Section 3.3 of the Partnership Agreement to participate in any oil, gas and other mineral leases (other than the Rantoul Project Assets) that are located within the Area of Mutual Interest.

E. Viking has agreed to make, on April 1, 2012, the Capital Contribution that FL Oil was to have made on March 1, 2012, and also the Capital Contribution that FL Oil was scheduled to make to the Partnership on August 1, 2012 with respect to the Rantoul Project Assets.

F. Viking also has agreed to modify the timing for, and Viking’s commitment and options with respect to, its scheduled Capital Contributions pursuant to Section 3.2(b)(ii) and 3.2(b)(iii) of the Partnership Agreement, so that:

(i) Instead of having the option to make Capital Contributions to the Partnership of One Million Dollars ($1,000,000) on August 1, 2012 and One Million Dollars ($1,000,000) on March 1, 2013, Viking will commit to make Capital Contributions to the Partnership of Three Hundred Fifty Thousand Dollars ($350,000) on April 1, 2012 and One Million Dollars ($1,000,000) on May 1, 2012 with respect to the Rantoul Project Assets, and

(ii) Viking will have the option, but not the obligation, to make a Capital Contribution to the Partnership of $650,000 on December 1, 2012 with respect to the Rantoul Project Assets.

G. EnerJex has agreed to modify Section 3.3(b) of the Partnership Agreement, so that Viking shall be entitled to elect to acquire a 25% direct working interest in AMI Leases.

H. The Partners have agreed to execute this Amendment in order to reflect the foregoing facts and to amend and restate Exhibit A to the Partnership Agreement.

I. All capitalized terms that appear in this Amendment and are not defined herein shall have the respective meanings ascribed thereto in the Partnership Agreement.

Agreements:

Now, Therefore, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Amendment of Partnership Agreement.

1.1 FL Oil as Opt-Out Partner. The Partners acknowledge and agree that (a) EnerJex has complied with Section 3.2(e) of the Partnership Agreement to the satisfaction of the Investor Partners, (b) FL Oil did not make its Capital Contribution that was due on March 1, 2012, and (c) therefore FL Oil is now an Opt-Out Partner under the Partnership Agreement and is no longer entitled to make further Capital Contributions with respect to the Rantoul Project Assets.

1.2 FL Oil Waiver re Participation in Other AMI Assets. Notwithstanding any provision of the Partnership Agreement to the contrary, FL Oil hereby waives and relinquishes all rights to participate in any oil, gas and other mineral leases (other than the Rantoul Project Assets) that are located within the Area of Mutual Interest.

1.3 Additional Capital Contributions by Viking. Viking hereby agrees to assume the obligation of FL Oil to make the Capital Contributions that FL Oil had agreed to make under the Partnership Agreement on March 1, 2012, and on August 1, 2012. In furtherance thereof, Viking agrees that, in addition to the Capital Contributions that Viking is scheduled to make under the Partnership Agreement:

(a) April 1, 2012 Supplemental Contribution. Viking shall make a Capital Contribution to the Partnership in the amount of Six Hundred Fifty Thousand Dollars ($650,000) on April 1, 2012 with respect to the Rantoul Project Assets.

1.4 Modification of Scheduled Capital Contributions by Viking.

(a) Funding Commitments. Viking hereby agrees that, in lieu of its scheduled Capital Contributions pursuant to Section 3.2(b)(ii) and 3.2(b)(iii) of the Partnership Agreement, Viking will make Capital Contributions to the Partnership of Three Hundred Fifty Thousand Dollars ($350,000) on April 1, 2012 and One Million Dollars ($1,000,000) on May 1, 2012 with respect to the Rantoul Project Assets.

(b) Option for Additional Contribution. In addition to the modification described in Section 1.4(a), above, Viking will have the option, but not the obligation, to make a Capital Contribution to the Partnership of $650,000 on December 1, 2012 with respect to the Rantoul Project Assets.

1.5 Amendment of Exhibit A. Exhibit A to the Partnership Agreement is hereby amended and restated to read as set forth on Exhibit A to this Amendment, which revised Exhibit reflects the changes described in Section 1.3 and 1.4, above.

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1.6 Modification of Viking’s AMI Participation. EnerJex hereby agrees that under Section 3.3(b) of the Partnership Agreement, Viking shall be entitled to elect to acquire a 25% direct working interest in AMI Leases.

2.             Ratification. Except as expressly modified by Section 1, above, the Partnership Agreement is hereby ratified and confirmed and shall remain in full force and effect.

3.             Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original agreement, and all of which taken together shall constitute one agreement, notwithstanding that all of the parties are not signatories to the original or the same counterpart. A copy of this Amendment that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in “.tif” or “.pdf” format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party’s original signature.

[Signatures appear on following page.]

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In Witness Whereof, the undersigned have executed this Partnership Agreement effective as of the date set forth above.

“EnerJex” EnerJex Resources, Inc., a Nevada corporation By___________________________________ Robert Watson, Jr., Chief Executive Officer	“Viking:” Viking Energy Partners, LLC, a Texas limited liability company By___________________________________ Name: Title:

“FL Oil:” FL Oil Holdings, LLC, a Florida limited liability company By___________________________________ Name: Title:
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Exhibit A

Partner Invested Capital and Percentage Interests

Table A-1

Initial Contributions: December 14, 2011

Partner	Initial Invested Capital	Initial Percentage Interest
EnerJex Resources, Inc.	$15,000,000	88.250%
Viking Energy Partners, LLC	$2,000,000	10.000%
FL Oil Holdings, LLC	$350,000	1.750%

TOTAL	$17,350,000	100.00%

Table A-2

Additional Contributions Due April 1, 2012

Partner	Additional Capital Contribution Due from Partner on April 1, 2012	Invested Capital After Contributions	Percentage Interest after Contribution
EnerJex Resources, Inc.	-0-	$15,000,000	83.250%
Viking Energy Partners, LLC	$1,000,000	$3,000,000	15.000%
FL Oil Holdings, LLC	-0-	$350,000	1.750%

TOTAL	$1,000,000	$18,350,000	100.000%

Exhibit A, Page 1

Table A-3

Additional Contributions Due May 1, 2012

Partner	Additional Capital Contribution Due from Partner	Invested Capital After Contribution	Percentage Interest after Contribution
EnerJex Resources, Inc.	-0-	$15,000,000	78.250%
Viking Energy Partners, LLC	$1,000,000	$4,000,000	20.000%
FL Oil Holdings, LLC	-0-	$350,000	1.750%

TOTAL	$1,000,000	$19,350,000	100.000%

Table A-4

Additional Contributions Due December 1, 2012

Partner	Additional Capital Contribution Due from Partner	Invested Capital After Contribution	Percentage Interest after Contribution
EnerJex Resources, Inc.	-0-	$15,000,000	75.000%
Viking Energy Partners, LLC	$650,000	$4,650,000	23.250%
FL Oil Holdings, LLC	-0-	$350,000	1.750%

TOTAL	$650,000	$20,000,000	100.000%

Exhibit A, Page 2